                                                                 EXHIBIT 32.1


       STATEMENT REQUIRED BY U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-KSB of PCB Bancorp, Inc., (the "Company") for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip R. Carriger, Chief Executive Officer of the Company, and I, Michael Christian, President, certify that


- the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

- information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






/s/    Phillip R. Carriger
      --------------------
      Phillip R. Carriger, Chairman and Chief Executive Officer
      3/31/04


/s/    Michael Christian
      ------------------
      Michael Christian, President and Chief Financial Officer
      3/31/04



* On March 31, 2004, PCB Bancorp, Inc. merged with and into FCBC Acquisition Corp with PCB Bancorp, Inc. surviving the merger. Immediately thereafter, PCB Bancorp, Inc. merged with and into First Community Bancshares, Inc. with First Community Bancshares, Inc. surviving. As such, as of the date that this Annual Report on Form 10-KSB is filed with the Securities and Exchange Commission, PCB Bancorp, Inc. has ceased to exist. In addition, and as a result of the mergers described above, the executive officers signing this certification are not, as of the date hereof, the executive officers of PCB Bancorp, Inc. Such individuals did, however, serve in the capacities indicated above on March 31, 2004, and as such have signed this certificate, as of the indicated date in such capacities.